Exhibit 10.2

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is entered into as of the 21st day of March, 2013, by and between BMR-ROGERS STREET LLC, a Delaware limited liability company (“Landlord”), and MOMENTA PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

RECITALS

A.                                    WHEREAS, Landlord and Tenant entered into that certain Lease dated as of February 5, 2013 (the “Lease”), whereby Tenant leases certain premises (the “Premises”) more fully described therein from Landlord in the building at 320 Bent Street, Cambridge, Massachusetts (the “Bent Building”); and

B.                                    WHEREAS, Landlord and Tenant desire to modify and amend the Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.                                      Definitions.  For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Lease unless otherwise defined herein.  The Lease, as amended by this Amendment, is referred to herein as the “Amended Lease.”

2.                                      Tenant’s Work.

a.                                      Exhibit 1 to this Amendment shall be inserted at Exhibit C in the Lease and Exhibit 2 to this Amendment shall be inserted at Exhibit D in the Lease and the names for Exhibit C and Exhibit D as set forth in Section 2.10 of the Lease shall be revised to read as follows:

“Exhibit C List of Plans and Specifications for Tenant’s Work” Exhibit D Funding Conditions and Deliverables”

b.                                      The first sentence of Section 4.2 of the Lease is replaced with the following:

“Landlord agrees to pay Tenant a tenant improvement allowance of Seven Hundred Forty-Seven Thousand Six Hundred Thirty Dollars ($747,630) (based upon Thirty Dollars ($30.00) per square foot of Rentable Area (as defined below) of the basement portion of the Premises only) (the “TI Allowance”) upon the Term Commencement Date; provided that (a) Tenant’s work in the Premises (“Tenant’s Work”) has been completed in accordance

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with the Landlord-approved list of plans and specifications attached hereto as Exhibit C, and (b) Tenant has satisfied the conditions and/or provided to Landlord the funding condition items listed on Exhibit D attached hereto, and Tenant has, in addition, furnished a statement setting forth the total amount of the TI Allowance requested”.

c.                                       Notwithstanding anything set forth in the Amended Lease to the contrary, Tenant shall have no obligation under the Amended Lease to remove any of the Tenant’s Work or the Agreed Alterations (defined below) upon the expiration or earlier termination of the Amended Lease; provided that nothing in this Subsection 2.c shall excuse Tenant from undertaking and completing the Agreed Alterations as required under Section 3 of this Amendment.

d.                                      Clause (f) of the final sentence of Section 4.2 of the Lease is hereby amended by deleting the words “authorized by the Consent or”.

e.                                       The second sentence of Section 4.3 of the Lease is hereby deleted.

f.                                        The second sentence of Section 5 of the Lease is hereby amended by inserting the following language after the phrase “in its condition ‘as is’ as of the Execution Date”:

“(provided, however, that Tenant acknowledges and agrees that Merck, Sharp & Dohme Corp. (f/k/a Schering Corporation) (“Merck”) shall be entitled to complete the work in the Premises that is identified in the Surrender and Decommissioning Agreement dated as of March 21, 2013 that has been executed by Landlord and Merck after the Execution Date)”

3.                                      Alterations.  Tenant hereby undertakes and agrees to complete the Alterations described on Exhibit 3 hereto (the “Agreed Alterations”), and Landlord hereby consents to the completion by Tenant of the Agreed Alterations, subject to compliance with all of the provisions of the Lease, including, without limitation, Article 17 thereof, and subject to immaterial changes in the Agreed Alterations, as necessary, that shall be approved by Tenant.  Landlord shall be under no obligation to pay for, or to contribute to, the cost of the Agreed Alterations, the Agreed Alterations shall not be considered part of Tenant’s Work, and the Agreed Alterations shall not be eligible for the TI Allowance under Section 4.2 of the Lease.

4.                                      Non-Disturbance Agreement.  The form of non-disturbance agreement attached to the Lease as Exhibit M is hereby deleted in its entirety and replaced with the form of non-disturance agreement attached hereto as Exhibit 4, which form shall be deemed to be and to replace Exhibit M to the Lease, as hereby amended, for all purposes.

5.                                      Broker. Tenant represents and warrants that it has not dealt with any broker, agent or other person in connection with this transaction and that no broker, agent or other person

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brought about this transaction, other than CB Richard Ellis (“Broker”), and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by Broker or any other broker, agent or other person, other than the Broker, claiming a commission or other form of compensation by virtue this Amendment.  Landlord agrees to pay any commission that may be due to the Broker by reason of this Amendment.  The provisions of this Section shall survive the expiration or earlier termination of the Amended Lease.

6.                                      No Default.  Tenant represents, warrants and covenants that, to the best of Tenant’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.

7.                                      Effect of Amendment.  Landlord and Tenant acknowledge that the Lease is subject to certain contingencies more fully described therein, including, without limitation the so-called Merck Contingency set forth in Article 44 of the Lease.  The parties agree that this Amendment shall be subject to all of the contingencies in the Lease. Subject to the foregoing, and except as modified by this Amendment, the Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed.  The covenants, agreements, terms, provisions and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Lease, their respective assigns.  In the event of any conflict between the terms contained in this Amendment and the Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.  From and after the date hereof, the term “Lease” as used in the Lease shall mean the Lease, as modified by this Amendment.

8.                                      Miscellaneous.  This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant.  The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof.  All exhibits hereto are incorporated herein by reference.  Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.

9.                                      Counterparts.  This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.

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IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands as of the date and year first above written, and acknowledge that they possess the requisite authority to enter into this transaction and to execute this Amendment.

LANDLORD:

BMR-ROGERS STREET LLC,
a Delaware limited liability company

By:	/s/ Kevin M. Simonsen
Name:	Kevin M. Simonsen
Title:	VP, Real Estate Legal

TENANT:

MOMENTA PHARMACEUTICALS, INC.,
a Delaware corporation

By:	/s/ Richard P. Shea
Name:	Richard P. Shea
Title:	Sr. Vice President and Chief Financial Officer

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EXHIBIT 1

LIST OF PLANS AND SPECIFICATIONS FOR TENANT’S WORK

See attached Drawings entitled “New Process Development Lab, 320 Bent Street, Cambridge, MA 02142” prepared by Life Tek, Sci-X and AHA Consulting Engineers dated February 8, 2013, Sheet Numbers A-000, A-001, A-002, A-101, A-102, A-103, A-104, A-301, A-401, A-501, A-502, A-601, and A-801 for a Process Development Lab for Momenta Pharmaceuticals, consisting of thirteen (13) pages, with such changes thereto as may be approved in writing by Landlord and Tenant.

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EXHIBIT 2

FUNDING CONDITIONS AND DELIVERABLES

A.                                    Evidence reasonably satisfactory to Landlord that (i) all of Tenant’s Work has been completed in all material respects in accordance with the plans and specifications therefor listed on Exhibit A to this Amendment and paid for in full (which shall be evidenced by the architect’s certificate of completion in the form of AIA Document G704-2000 and (i) the general contractor’s and (ii) each subcontractor’s and material supplier’s, with a contract amount in excess of $100,000.00, final unconditional waivers and releases of liens, each in a form reasonably acceptable to Landlord and complying with applicable laws), (iii) any and all liens of record related to Tenant’s Work have either been discharged of record (by payment, bond, order of a court of competent jurisdiction or otherwise) or waived by the party filing such lien and (iv) no security interest against the Bent Building or the Project or any portion thereof relating to Tenant’s Work is outstanding;

B.                                    Tenant has obtained a permanent certificate of occupancy from the City of Cambridge with respect to the Tenant’s Work along with any other certifications and approvals with respect to Tenant’s Work that may be required in connection with Tenant’s Work from any governmental authority and any board of fire underwriters or similar body for the use and occupancy of the Premises;

C.                                    Certificates of insurance required by the Lease to be purchased and maintained by Tenant; and

D.                                    Complete drawing print sets and electronic CAD files on disc of all contract documents for work performed by Tenant’s architect and engineers in relation to Tenant’s Work.

EXHIBIT 3

LIST OF AGREED ALTERATIONS

Tenant shall perform the following items:

Specific Requirement

Basement

1.              Outside of cage 1: Repair O2 meter and sensor.

2.              Storage Room 36: Remove unused chemical fume hood #3070.

3.              Storage Room 35: Remove two (2) unused glass washers, stainless steel panels and copper coils.

4.              Mechanical Room 29: Remove RO system and related ancillary equipment.

5.              Laboratory Room 39: Remove barcode scanner and power supply.

6.              Replace or repair bubbling sheet vinyl floor in laboratory near VH 0003.

Second Floor

1.              Fermentation Room 246: Remove steam manifold and steam supply piping: cut and cap piping above ceiling.

2.              Remove RO/DI wall mounted water treatment system.

3.              Remove autoclave and stainless steel exhaust canopy.

4.              Remove all wall mounted electrical disconnects and clips.

5.              Cap floor drains and remove berms and patch.

6.              Remove glass wash/autoclave and cap all utility feeds and drains.

7.              Lab Support Room 268A: Remove glass wash and cap all utility feeds.

a.              Remove fume hood and cut and cap utility feeds to above ceiling.

b.              Remove cabinets, sink and countertop and cap all utilities and drain.

8.              Hallway: Remove water sensor control panel and O2 level sensor.

Third Floor

1.              Plumbing system (including PH Neutralization System): Cut and cap existing drains from 3rd floor space which empty into 2nd floor system.

2.              If applicable, cut and cap existing RO/DI use points from 3rd floor system if currently connected to the 2nd floor system.

EXHIBIT 4

NONDISTURBANCE AND ATTORNMENT AGREEMENT

THIS AGREEMENT (“Agreement”), made this      day of                             , 2013 between BMR-ROGERS STREET LLC, a Delaware limited liability company with offices at 17190 Bernardo Center Drive, San Diego, California (“Tenant”), MOMENTA PHARMACEUTICALS, INC., a Delaware corporation with offices at 675 West Kendall Street, Cambridge, Massachusetts (“Subtenant”) and MBA-ROGERS STREET, LLC, successor in interest to MBA-Cambridge, LLC and O&T Realty, LLC (“Ground Landlord”).

Background

A.           Tenant has entered into a certain ground lease dated March 30, 1999, as amended by that certain letter dated July 29, 1999 and that certain Agreement Regarding Arbitration and Lease Amendments dated December 15, 1999, and as such ground lease has been assigned pursuant to that certain Assignment and Assumption of Ground Lease dated as of April 4, 2007 (collectively, and as the same may have been further amended, supplemented or otherwise modified, the “Ground Lease”), with the Ground Lease covering, in part, the building known and numbered as 320 Bent Street, Cambridge, Massachusetts (the “Building”) which Building is located on Ground Landlord’s property described in Exhibit A attached hereto (the “Property”).  A notice of said Ground Lease is recorded with the Middlesex (South) Registry of Deeds in Book 31460, Page 4.

B.            Subtenant and Tenant have entered into a lease and a first amendment to lease, copies of which are attached as Exhibit B (collectively, the “Sublease”) (provided that a copy of the Sublease shall not be attached to any counterpart of this Agreement to be recorded at the Registry of Deeds) for portions of the basement, first floor and second floor and ancillary shaft and penthouse space on other floors of the Building (the “Premises”).

C.            Ground Landlord has been requested by Tenant and Subtenant to enter into a nondisturbance agreement with Subtenant.

AGREEMENT

NOW, THEREFORE in consideration of the promises and the mutual covenants hereinafter contained, the parties hereto mutually covenant and agree as follows:

1.             Ground Landlord consents to the execution and delivery of the Sublease. The provisions of this Agreement set forth in Sections 2, 3 and 4, below, shall take effect upon the Execution Date (as defined in the Sublease).

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2.             Effective as of the Execution Date, if the Ground Lease shall terminate before the expiration of the then-current term, unless such termination results from condemnation or fire or other catastrophe, the Sublease, if then in existence, shall continue with the same force and effect as if Ground Landlord as lessor and Subtenant as lessee had entered into a lease for a term equal to the then unexpired term of the Sublease, as of the termination of the Ground Lease, containing the same terms, covenants and conditions as those contained in the Sublease (except as hereinafter provided), including the rights of renewal therein.

3.             (a)           Intentionally Omitted.

(b)           Effective as of the Execution Date, any option which shall be or become vested in Subtenant to cancel the Sublease, because of default of Tenant, shall be ineffective unless Subtenant shall give Ground Landlord notice thereof, and Ground Landlord shall fail to cure such default within the time and in the manner Tenant would have been authorized to do had Tenant simultaneously received such notice.  The provisions of this Subsection shall apply to any default occurring before or after the Sublease goes into effect.

4.             Effective as of the Execution Date, from and after such termination of the Ground Lease and if Subtenant’s right of possession shall be preserved as aforesaid and Subtenant is not in default under the terms of the Sublease (beyond applicable notice and grace periods):

(a)           Subtenant will attorn as tenant to Ground Landlord, and Ground Landlord will accept such attornment.

(b)           Ground Landlord will have the same remedies by entry, action or otherwise for the nonperformance of any agreement contained in the Sublease for the recovery of rent, for the doing of any waste or for any cause of forfeiture, as Tenant had or would have had if the Ground Lease had not been terminated.

(c)           From and after the time of such attornment, Subtenant shall have the same remedies against Ground Landlord for the breach of an agreement contained in the Sublease that Subtenant might have had against Tenant if the Ground Lease had not been terminated, except that Ground Landlord shall not be (i) liable for any act or omission of Tenant, except to the extent such act or omission continues after term initiation of the Ground Lease, (ii) subject to any offsets or defenses which Subtenant might have against Tenant, except to the extent such offsets or defenses relate to matters continuing after termination of the Ground Lease, (iii) bound by any rent or additional rent paid more than one month in advance of its due date which Subtenant might have paid in advance to  Tenant, (iv) bound by any material amendment of the Sublease not consented to by Ground Landlord that results in a reduction in the amount of rent payable thereunder, or (v) liable for any security or tenant deposits held by or on behalf of any prior tenant (including Tenant)

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except to the extent actually received by Ground Landlord.

(d)           Ground Landlord and Subtenant will enter into an agreement supplemental hereto containing the same terms and conditions as those contained in the Sublease but with such changes as may be necessary by reason of the substitution of Ground Landlord in the place and stead of Tenant as lessor.

5.            The rights under this Agreement shall inure to the benefit of only Subtenant and those permitted assignees of Subtenant under the Sublease.

6.            The term “Ground Landlord” as used in this Agreement means only the owner for the time being of the Premises, so that in the event of any sale of the Premises the predecessor owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Ground Landlord hereunder provided that its successor assumes the same.  The provisions of this Agreement, however, shall bind any subsequent owner of the Premises.  The liability of Ground Landlord to Subtenant under this Agreement shall be limited to Ground Landlord’s interest in the Property and insurance, condemnation, and any sale proceeds therefrom.

7.             If any defaults shall occur under the Ground Lease, then, subject to the further conditions hereof, Subtenant may, but shall be under no obligation to, make payments to cure the same, and in such event Ground Landlord shall accept any sums so tendered if tendered prior to the expiration of any grace period, but Ground Landlord shall not be obligated to accept any payment which would have the effect of waiving any claim for damages which Ground Landlord may at any time have against Tenant or its successors in interest unless the payment by Subtenant shall be of the entire amount of such claim for damages whether or not then accrued.

8.            Neither Subtenant nor its successors or assigns shall enter into any agreement which shall modify the rental terms of the Sublease without Ground Landlord’s prior written consent not to be unreasonably withheld or delayed.  Any agreement made in contravention to the provisions of this Section shall be of no force or effect as to Ground Landlord.

9.             Nothing in this Agreement contained shall be deemed or construed to modify any of the provisions of the Ground Lease as between Ground Landlord and Tenant or to waive any rights which Ground Landlord may now or hereafter have against Tenant by reason of the Ground Lease or anything connected therewith.

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10.          If any lease or tenancy shall come into existence between Ground Landlord and Subtenant pursuant to the provisions of Section 2 or Section 4, the provisions of Section 6 shall apply to any liability imposed upon Ground Landlord by reason of such lease or tenancy.

11.          This Agreement may not be modified orally or in any other manner than by an agreement in writing signed by all parties hereto or their respective successors in interest.

12.         The covenants and agreements herein contained shall apply to, inure to the benefit of and be binding upon the parties hereto and upon their respective successors in interest and legal representatives except as otherwise hereinbefore provided.

13.         This Agreement may be executed in counterpart and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument.

Executed under seal as of the date first written above.

GROUND LANDLORD:	MBA-ROGERS STREET, LLC

By:
Name:
Title:

TENANT:	BMR-ROGERS STREET LLC

By:
Name:
Title:

SUBTENANT:	MOMENTA PHARMACEUTICALS, INC.

By:
Name:
Title:

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EXHIBIT A

PROPERTY

Parcel One:

A certain parcel of land situated in Cambridge, in Middlesex County and Common-wealth of Massachusetts, bounded and described as follows:

NORTHWESTERLY:                                                                       on Binney Street two hundred (200) feet, thence turning at right angles and running;

NORTHEASTERLY:                                                                          along land shown on the plan hereinafter mentioned as belonging to Associates Transport, Inc., two hundred (200) feet to a point on the private way shown as Rogers Street on the plan hereinafter mentioned; thence turning at right angles and running;

SOUTHEASTERLY:                                                                            on Rogers Street two hundred (200) feet to a point on Sixth Street; thence turning at right angles and running;

SOUTHWESTERLY:                                                                        on Sixth Street two hundred (200) feet to the point of beginning.

Containing 40,000 square feet and being the parcel of land shown on the plan entitled “Plan of Land in Cambridge, Mass.” dated August 8, 1945. William S. Crocker, C. E., said plan being duly recorded with Middlesex South Registry District Deeds, Book 6893, Page 509; and also being the parcel of land shown on a plan of land entitled “Plan of Land in Cambridge, Mass. Property of Industrial Stainless Steel Inc.” dated October 21, 1960, Schofield Brothers, Reg. Land Surveyors, said plan being duly recorded with Middlesex South Registry of Deeds as Plan Number 1664 of 1960 at Book 9706, Page End.

Parcel Two:

A certain parcel of land with the buildings thereon situated in said Cambridge, bounded and described as follows:

NORTHERLY:                                                                                                             by Rogers Street, three-hundred thirty-five and 27/100 (335.27) feet;

EASTERLY:                                                                                                                        by land now or formerly of Harry J. Dowd, two hundred and no/100 (200) feet;

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SOUTHERLY:                                       by Binney Street;

WESTERLY:                                       by Fulkerson Street.

Parcels One and Two together comprise all of Lots A, B, C and D as shown on a plan of Land entitled “Plan Showing Sub-division of land in Cambridge, Massachusetts,” dated July 29, 1940, Wm. H. McGinness C. E., said plan being duly recorded with the Middlesex South Registry of Deeds as Plan Number 1052 of 1940, at Book 6445, Page 394.

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EXHIBIT B

SUBLEASE

See attached.